UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 12, 2008

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 12, 2008, Monarch Casino & Resort, Inc. (the “Company) issued a press release announcing that its Board of Directors authorized a new stock repurchase plan to repurchase up to 1,000,000 shares of the Company’s common stock. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

99.1           Press Release, dated March 12, 2008, issued by Monarch Casino & Resort, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: March 17, 2008	/s/ Ronald Rowan
Ronald Rowan Chief Financial Officer and Treasurer

—  —

Exhibit 99.1

MONARCH ANNOUNCES STOCK REPURCHASE PROGRAM

RENO, Nevada – March 12, 2008 – Monarch Casino & Resort, Inc. (MCRI: Nasdaq) (the “Company”) announced today that its Board of Directors (the “Board”) has authorized a new stock repurchase plan to repurchase up to 1,000,000 shares of the Company’s common stock in the open market or in privately negotiated transactions from time to time, in compliance with Rule 10b-18 of the Securities and Exchange Act of 1934, subject to market conditions, applicable legal requirements and other factors.  The program does not obligate the Company to acquire any particular amount of common stock and the plan may be suspended at any time at the Company’s discretion.

In September 2006, the Board authorized a plan (the “Previous Authorization”) to repurchase up to 1,000,000 shares of the Company’s common stock.  Through March 12, 2008, the Company has purchased 985,000 shares pursuant to the Board’s Previous Authorization.

Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort Spa in Reno, Nevada (the “Atlantis”).  The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center.  The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company that is compliant with all casino zoning requirements and is suitable and available for future expansion or growth.  Currently, the Company uses it as additional paved parking for the Atlantis.  The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change.  The actual results may differ materially from those described in any forward-looking statements.  Additional information concerning potential factors that could affect the Company’s activities and financial results is included in the Company’s Securities and Exchange Commission filings, which are available on the Company's web site.
Contacts:

 Ron Rowan, CFO at 775-825-4700 or RRowan@monarchcasino.com

John Farahi, CEO and Co-Chairman at 775-825-4700 or JohnFarahi@monarchcasino.com

For additional information visit Monarch’s website at monarchcasino.com